Exhibit 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com

December 27, 2016

Monster Beverage Corporation

1 Monster Way

Corona, California 92879

Re:                 Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Monster Beverage Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $50,000,000 in deferred compensation obligations (the “Obligations”) of the Company under the Monster Beverage Corporation Deferred Compensation Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.              The Registration Statement;

2.              The Company’s Amended and Restated Certificate of Incorporation, as currently in effect;

3.              The Company’s Amended and Restated Bylaws, as currently in effect;

4.              The “Plan document” under which the Plan is established and maintained;

5.              Records of proceedings and actions of the Board of Directors of the Company  relating to the Plan; and

December 27, 2016

6.              Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Obligations are issued in accordance with the terms of the Plan, such Obligations will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally, and to general equitable principles, regardless of whether considered in a proceeding in equity or at law, including concepts of commercial reasonableness, good faith and fair dealing.

In addition, the Plan is designed to be a top-hat plan, an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Insurance Security Act of 1974, as amended (“ERISA”). The provisions of the Plan document comply in form with the requirements of ERISA applicable to top-hat plans. We express no opinion as to whether the Plan is being operated by the Company as a top-hat plan under ERISA, or whether the employees that the Company has deemed eligible to participate in the Plan would constitute a select group of management or highly compensated employees.

Our opinion expressed above is limited to Title I of ERISA, the laws of the State of California and the Delaware General Corporation Law. We do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP